THIRD AMENDMENT TO LEASE GUARANTEE

     This Third Amendment to Lease Guarantee (hereinafter referred to as "this Third Amendment") is entered into as of the 20th day of June, 1994, among PIER 1 IMPORTS, INC. a Delaware corporation ("Guarantor"), PIER 1 IMPORTS (U.S.), INC., a Delaware corporation (Pier 1 Imports, Inc. and Pier 1 Imports (U.S.), Inc. are hereinafter collectively referred to as the "Guarantors") and PIER GROUP, INC., a Delaware corporation ("Lessor").

     WHEREAS, Guarantors and Lessor previously entered into a Lease Guarantee (the "Lease Guarantee") dated December 30, 1992, whereby Guarantors guaranteed the full payment and performance when due of all rent, indebtedness, and obligations now or hereafter existing or owing to Lessor pursuant to lease agreements from time to time entered into with Pier Lease, Inc., a Delaware corporation; and

     WHEREAS, the Lease Guarantee was amended by a First Amendment to Lease Guarantee dated as of April 28, 1993 (the "First Amendment"); and

     WHEREAS, the Lease Guarantee was amended by a Second Amendment to Lease Guarantee dated as of April 25, 1994 (the "Second Amendment"); and

     WHEREAS, Guarantors and Lessor have agreed to amend the Lease Guarantee as more fully set forth hereinafter.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors and the Lessor agree as follows:

     1. Section 2 of the Lease Guarantee is amended to read in its entirety as follows:

     2. Guarantee Continuing, Absolute, Unlimited. This Guarantee is a continuing, absolute and unlimited Guarantee of payment as primary obligor and not as surety. This Guarantee shall apply to all Obligations pursuant to the Lease Agreements, without limitation as to either amount or period of time. The Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Lessor shall not be required to proceed first against the Lessee or any other person, firm or corporation or against any property securing any of the Obligations before resorting to the Guarantors or either of them for payment. This Guarantee shall be construed as a guarantee of payment and performance without regard to the validity, regularity, or enforceability of any of the Obligations, the rejection of any of the Lease Agreements in bankruptcy, or the termination or cancellation of any of the Lease Agreements for any reason and notwithstanding any claim, defense (other than payment by the Guarantor) or right of set-off which the Lessee or the Guarantors (or either of them) may have against Lessor, including any such claim, defense or right of set-off based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend or otherwise affect any obligations of the Lessee, or any other obligor, or to vary any terms of payments, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each of the Guarantors agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment to Lessor of the Obligations or any part thereof is rescinded or must otherwise be returned by Lessor upon the insolvency, bankruptcy or reorganization of the Lessee, or otherwise, as though such payment to Lessor had not been made.

     2. The definition of "Restricted Investments" in Section 3 of the Lease Guarantee is amended to read in its entirety as follows:

         "Restricted Investments" shall mean any investments in, guaranties of, or loans and advances to Persons, except (i) Obligations of the United States government due within one (1) year, (ii) certificates of deposit (including Eurodollar deposits) and bankers' acceptances (from commercial banks having capital resources in excess of $100 million) due within one (1) year and payable in U.S. dollars, (iii) commercial paper rated P-1 by Moody's or A-1 by Standard & Poor's;
         (iv) debt of any state or political subdivision that is rated A or better by Moody's or Standard & Poor's and that matures within one
         (1) year, (v) any loan participation program(s) for a period not to exceed sixty (60) days with credit risk to companies with long-term debt rating by Standard & Poor's or Moody's of not less than single A, (vi) any stock purchases made on behalf of the Pier 1 Imports ESOP which are transferred to the ESOP within one (1) year, (vii) readily marketable securities having a quoted market value, (viii) the sum of dividends and other distributions on account of any class of its stock not exceeding ten million dollars ($10,000,000) in the aggregate in such fiscal year, (ix) purchases of majority of the outstanding stock of any corporation, (x) travel or like advances to officers and/or employees and loans to officers and/or employees for the purchase of capital stock of the Guarantor (including the capitalization of up to one-half of the accrued interest on such loans to officers and /or employees) with such travel or like advances and loans not exceeding ten million dollars ($10,000,000) in the aggregate in such fiscal year, (xi) stock or securities received in settlement of debts owing to the Guarantor or any Subsidiary not exceeding ten million dollars ($10,000,000) in such fiscal year including receivables arising from the sale of goods and services in the ordinary course of business of the Guarantor and its Subsidiaries, (xii) additional shares of General Host Corporation, a New York corporation, which are received as a result of stock dividends, stock split or combination of shares, recapitalization, reclassification, merger or similar capital or corporate structure change, (xiii) any stock or securities of Sunbelt which the Guarantor or any of its Subsidiaries acquires through the exercise of its remedies with respect to any lien or security interest held by Guarantor or any of its Subsidiaries on such stock or securities, (xiv) any loans or guaranties made by the Guarantor or any of its Subsidiaries to or for the benefit of Pier Retail Group Limited, a company organized under the laws of the United Kingdom, not exceeding an aggregate principal amount of five million dollars ($5,000,000) in such fiscal year, (xv) investments in or loans and advances to Guarantor, or any of its Subsidiaries, or any Person that is wholly-owned by Guarantor and/or its Subsidiaries,
         (xvi) investments in or loans and advances to any partnership, corporation or joint venture the sole purpose of which is to obtain land and improvements used in the ordinary course of business of Guarantor or any of its Subsidiaries, which investments in or loans and advances to under this subsection shall not exceed seventy-five million dollars ($75,000,000) in the aggregate in such fiscal year,
         (xvii) all investments, guaranties, loans and advances in existence on the date hereof, together with all renewals, extensions, rearrangements, replacements, and substitutions thereof, and (xviii) all guaranties permitted under Section 8(g) hereof.

     3. Section 8(b) and section 8(c) of the Lease Guarantee are hereby amended to read in their entirety as follows:

         (b) Consolidated Tangible Net Worth. Permit its Consolidated Tangible Net Worth at any time to be less than an amount equal to the sum of (i) one hundred ninety million dollars ($190,000,000) plus (ii) 50% of the aggregate Consolidated Net Income of the Guarantor for the period commencing after February 26, 1994 (without deduction for any net loss in any fiscal year ending after February 26, 1994) and terminating at the end of the last fiscal quarter preceding the date of any determination of Consolidated Tangible Net Worth.

         (c) Limitation on Dividends, Acquisition of Stock and Restricted Investments. Make during any fiscal year any Restricted Investment or pay any dividend on any class of its stock (other than stock dividends) or any other distribution on account of any class of its stock (other than dividends or distributions payable solely in shares of its stock), all of the foregoing being herein called "Restricted Payments", if the sum of such Restricted Payments exceeds thirty million dollars ($30,000,000) in the aggregate in such fiscal year. Notwithstanding the foregoing, no Restricted Payment, other than dividends already declared, shall be made if as a result of giving effect thereto, an Event of Default shall have occurred and be continuing. All dividends and distributions declared must be payable within ninety (90) days of the date of such declaration.

     4. Section 8(d)(ii) of the Lease Guarantee is hereby amended to read in its entirety as follows:

         (ii) Debt To Tangible Net Worth. Permit the ratio of Debt to Consolidated Tangible Net Worth to exceed 1.60 to 1.0.

     5.  Section 8(e) of the Lease Guarantee is deleted in its entirety.

     6. Except as herein specifically amended and modified above, the Lease Guarantee, the First Amendment and the Second Amendment are unchanged and shall continue in full force and effect.

     7. Each Guarantor hereby consents and agrees to this Third Amendment and each Guarantor hereby confirms and ratifies the Lease Guarantee, the First Amendment and the Second Amendment and each and every term, condition, and covenant therein contained to the same extent and as though the same were set forth herein in full.

     8. This Third Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

     9. This Third Amendment to Lease Guarantee shall be binding upon and inure to the benefit of the parties and their successors and assignees.

     10. THE LEASE GUARANTEE, THE FIRST AMENDMENT, THE SECOND AMENDMENT AND THIS THIRD AMENDMENT CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.01(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, REPRESENT THE FINAL AND ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE GUARANTORS AND THE LESSOR RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, SUPERSEDE ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                              GUARANTORS:

                              PIER 1 IMPORTS, INC.


                              By:__________________________________
                                Robert G. Herndon,
                                   Executive Vice President

                              PIER 1 IMPORTS (U.S.), INC.


                              By:__________________________________
                                Robert G. Herndon,
                                   Executive Vice President



                              LESSOR:

                              PIER GROUP, INC.


                              By:__________________________________
                                George R. Mihalko, President


Agreed and Accepted
as of the date above written:

FIRST INTERSTATE BANK
  OF TEXAS, N.A., as Agent


By:________________________________
     Robin Hamilton, Vice President







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